Exhibit 99.1

NEWS RELEASE

Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc. Announces Financial Results for the Fourth Quarter and
Year Ended December 31, 2008

New York, NY, March 9, 2009 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced its results for the fourth quarter and year ended December 31, 2008.

Total revenues for the fourth quarter were $12.8 million, excluding non-cash principal transactions losses. Including non-cash principal transaction losses of $16.9 million, total revenues for the fourth quarter were $(4.1) million, compared to $14.4 million in the fourth quarter of 2007. On a U.S. GAAP basis, the Company reported a net loss of $41.7 million, or $(1.23) per share, for the quarter, compared to a net loss of $1.6 million, or $(0.05) per share, for the fourth quarter of 2007.

Adjusting for certain non-cash events related to principal transactions losses and the impairment of goodwill and intangible assets, the Company reported a net loss on a non-U.S. GAAP basis of $4.1 million, or $(0.12) per share, for the quarter, compared to a net loss of $1.1 million, or ($0.03) per basic share, for the fourth quarter of 2007. A reconciliation between GAAP results and non-GAAP measures is contained in the tables that accompany this release, under “Non-GAAP Financial Measures.”

Total revenues for the year ended 2008 decreased to $49.2 million, compared to $70.0 million for the year ended 2007. On a U.S. GAAP basis, the Company reported a net loss of $37.4 million, or $(1.12) per share, for the year ended 2008, compared to net income of $4.8 million, or $0.20 per share, for the year ended 2007. The Company reported a net loss on a non-U.S. GAAP basis of $2.7 million, or ($0.08) per share, for the year ended 2008.

“Market conditions deteriorated rapidly in the fall, and our performance has been impacted negatively by the downward spiral” stated Edward Rubin, Rodman’s chief executive officer and president. Rubin added: “To strive to be well-positioned when the capital markets and global economy experience a recovery, we will continue to focus on high margin businesses and reducing fixed costs. Although, we are not able to evaluate when this recovery will occur and it is difficult for us to predict how our business will perform during the on-going economic crisis, we continue to work hard to manage through the current financial storm.”

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $9.4 million for the fourth quarter, compared to $8.6 million in investment banking revenue for the fourth quarter of 2007.

  Private placement and underwriting revenue for the fourth quarter was $6.1 million, compared to $7.9 million for the fourth quarter of 2007.

  Strategic advisory fees for the fourth quarter were $3.3 million, compared to $0.7 million for the fourth quarter of 2007.

Sales & Trading

  Commissions for the fourth quarter were $1.8 million, compared to $2.0 million for the fourth quarter of 2007.

  Principal transaction losses for the fourth quarter were $16.9 million, compared to principal transaction revenue of $1.6 million for the fourth quarter of 2007.

Conference Fees

  Conference fee revenue for the fourth quarter was $1.6 million, compared to $1.8 million for the fourth quarter of 2007.

Operating Expenses

  Compensation Expense

Employee compensation and benefits expense for the fourth quarter was $7.9 million, compared to $10.0 million for the fourth quarter of 2007.

Employee compensation and benefits expense for the fourth quarter represented 62% of transaction related revenue (revenue excluding principal transactions), compared to 78% for the fourth quarter of 2007.

  Non-Compensation Expense

Non-compensation expense for the fourth quarter, excluding impairment of goodwill and other intangible assets, was $10.3 million, compared to $7.6 million for the fourth quarter of 2007.

Cost Savings Initiatives / Fixed Costs

  The Company has undertaken to reduce its fixed costs. In order to accomplish this, since December 31, 2008, the Company has:

Cut annualized fixed compensation expense by approximately $2.5 million and reduced headcount by approximately 8%;

Suspended its Spring 2009 European Investor Conference in recognition of budget constraints of both issuers and investors, which is expected to result in $3.0 million of cost savings; and

Terminated or modified certain vendor relationships to align with market driven needs which is expected to result in $1.0 million in cost savings.

  As a result, the Company has reduced its quarterly fixed cash costs to approximately $7.5 million. The Company will continue to review its operations going forward and will make additional reductions if considered necessary.

Capital

  At December 31, 2008 stockholders’ equity was $30.5 million. Cash and cash equivalents was $21.8 million. Liquid assets were $27.7 million, consisting of cash and cash equivalents, “Level I” assets and current receivables. Book value per common share was $0.72. Book value per common share is based on common shares outstanding including unvested and vested restricted stock and restricted stock units.

  At February 28, 2009, cash and cash equivalents was approximately $12.5 million. The decrease since year end is a result of 2008 year end bonuses of $2.7 million that were paid to Rodman employees in February 2009, contingent payments of $2.5 million related to transactions consummated in 2008, severance payments of $500 thousand and losses from operations of $3.6 million. The Company is cognizant of its liquidity position and will take appropriate action if considered necessary to manage this during 2009.

Conference Call details

A conference call with management to discuss the financial results for the fourth quarter of 2008 will be held today at 9:00 AM Eastern time. Investors can participate in the conference call by dialing (888)-713-4214 (domestic) or (617)-213-4866 (international). The passcode for the call is 66565661. Participants may pre-register at: https://www.theconferencingservice.com/prereg/key.process?key=PC7776U87 Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

The conference will be replayed in its entirety beginning at 1:00 PM on March 9, 2009, through to 11:59 PM on March 16, 2009. If you wish to listen to the replay of this conference call, please dial (888)-286-8010 (domestic) or (617)-801-6888 (international) and enter passcode 60928505.

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to investor clients that focus on such companies. Rodman is a leading investment banking firm with particular emphasis on “essential” industries with significant capital needs, including health care (especially life science), energy (especially upstream oil and gas) and metals/mining (ferrous and non-ferrous metals), as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 14, 2008, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTH AND
TWELVE MONTH PERIODS ENDED DECEMBER 31, 2008 AND 2007

	For the Three Months Ended			For the Year Ended
	December 31			December 31
	2008		2007	2008	2007
Revenues:	(Unaudited)			(Unaudited)
Investment banking	$9,363,924		$8,581,509	$52,473,187	$55,829,294
Principal transactions	(16,906,310)		1,664,817	(13,048,463)	3,872,162
Commissions	1,797,395		1,981,232	6,491,981	6,913,476
Conference fees	1,552,510		1,753,004	2,395,375	2,472,013
Interest and other income	105,169		410,316	876,316	883,071
Total revenues	$(4,087,312)		$14,390,878	$49,188,396	$69,970,016

Operating expenses:
Employee compensation and benefits	7,937,990		9,988,576	34,638,783	41,332,945
Other employee benefits	341,642		175,520	764,289	498,032
Conference fees	3,491,209		3,550,428	6,223,308	5,903,295
Broker dealer commissions	93,653		53,186	304,332	196,725
Professional and consulting fees	1,884,154		1,336,810	6,275,641	4,731,834
Business development	561,106		915,428	2,925,523	3,005,706
Advertising	219,066		-	809,311	-
Communication and market research	763,240		516,019	2,645,701	1,980,612
Office supplies	177,757		175,492	569,347	717,052
Occupancy and equipment rentals	1,005,591		131,768	2,910,129	1,085,393
Clearance and execution charges	82,198		297,922	424,590	504,789
Depreciation and amortization	1,167,812		138,700	2,384,115	604,868
Impairment of goodwill and other intangible assets	20,654,282		-	21,719,282	375,717
Other	472,855		297,128	1,548,586	959,307
Total operating expenses	38,852,555		17,576,977	84,142,937	61,896,275

Operating (loss) income	(42,939,867)		(3,186,099)	(34,954,541)	8,073,741

Interest expenses	-		-	-	(3,771,570)

(Loss) Income from continuing operations before
income taxes	(42,939,867)		(3,186,099)	(34,954,541)	4,302,171
Income tax benefit (expense)	1,251,625		1,641,509	(2,482,494)	440,066
(Loss) Income from continuing operations	(41,688,242)		(1,544,590)	(37,437,035)	4,742,237
(Loss) Income from discontinued operations	-		(28,492)	-	16,596
Net (loss) income	$(41,688,242)		$(1,573,082)	$(37,437,035)	$4,758,833

Weighted average common shares outstanding:
Basic	33,824,319		31,347,826	33,375,012	23,039,216
Diluted	33,824,319		31,347,826	33,375,012	24,023,897

Net (loss) per share – basic
Income (loss) from continuing operations	$(1.23)		$(0.05)	$(1.12)	$0.21
Income (loss) from discontinued operations	-		-	-	-
Net income (loss)	$(1.23)		$(0.05)	$(1,12)	$0.21

Net income per share – diluted
Income (loss) from continuing operations	$(1.23)	$	$(0.05)	$(1.12)	$0.20
Income (loss) from discontinued operations	-			-	-
Net (loss) income	$(1.23)		$(0.05)	$(1.12)	$0.20

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION AS OF DECEMBER 31, 2008
AND DECEMBER 31, 2007

	December 31	December 31,
	2008	2007
	(Unaudited)
Assets
Cash and cash equivalents
Unrestricted	$18,383,224	$54,834,189
Restricted	3,371,108	-
Total cash and cash equivalents	21,754,332	54,834,189
Financial instruments owned, at fair value	13,872,184	9,011,405
Private placement and other fees receivable	1,974,571	967,473
Due from clearing broker	2,713,594	1,888,854
Prepaid expenses	439,377	688,550
Deferred tax assets	-	2,258,301
Property and equipment, net	1,389,705	913,645
Other assets	2,632,256	244,790
Goodwill and other intangible assets	2,906,436	1,065,000
Total Assets	$47,682,455	$71,872,207

Liabilities and Stockholders’ Equity
Accrued compensation payable	$4,882,422	$6,140,839
Accounts payable and accrued expenses	5,556,374	2,929,072
Acquisition related payments	4,950,000	-
Conference deposits	-	15,443
Financial instruments sold, not yet purchased, at fair value	1,360,767	147,663
Distributions payable	-	1,440,000
Due to affiliate	398,169	382,963
Income tax payable	-	48,067
Total Liabilities	$17,147,732	$11,104,047

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized;
35,044,670 and 33,750,000 issued as of December 31, 2008
and December 31, 2007, respectively	35,045	33,750
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	-	-
Additional paid-in capital	70,441,027	62,345,072
Treasury stock, 534,500 shares	(1,034,409)	-
Accumulated other comprehensive loss	-	(140,757)
Deficit	(38,906,940)	(1,469,905)
Total Stockholders’ Equity	30,534,723	60,768,160

Total Liabilities and Stockholders’ Equity	$47,682,455	$71,872,207

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2008

For The Year Ended
December 31
2008
(Unaudited)
Cash flows from operating activities
Net loss	$(37,437,035)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,384,115
Restricted cash	(3,371,108)
Stock based compensation	5,604,576
Realized gain on available for sale investments	140,757
Impairment of goodwill and other intangible assets	21,719,282
Deferred taxes, net	2,258,301
Changes in operating assets and liabilities:
Financial instruments owned, at fair value	(710,456)
Private placement and other fees receivable	(1,007,098)
Due from clearing broker	(824,740)
Prepaid expenses	249,173
Other assets, net	(2,387,466)
Financial instruments sold not yet purchased, at fair value	1,213,104
Accrued compensation payable	(1,258,417)
Accounts payable and accrued expenses	2,424,801
Due to affiliate	15,206
Income taxes payable	(48,067)
Conferences deposits	(15,443)
Net cash used in operating activities	(11,050,515)

Cash flows from investing activities
Purchases of property and equipment	(1,183,024)
Acquisition of Miller & Mathis LLC	(4,508,065)
Purchases of trademark	(7,585)
Acquisition of COSCO Capital Management LLC	(8,077,044)
Purchase of customer relationship intangible asset	(5,000,000)
Investments	(4,150,323)
Net cash used in investing activities	(22,926,041)

Cash flows from financing activities
Purchase of treasury stocks	(1,034,409)
Distributions to members	(1,440,000)
Net cash used in financing activities	(2,474,409)

Net decrease cash and cash equivalents	(36,450,965)
Cash and cash equivalents – beginning of period	54,834,189

Cash and cash equivalents – end of period	18,383,224

Supplemental disclosures of cash flow information
Income taxes paid	244,456
Non-cash investing and financing activities
Accrued liabilities related to the acquisitions of Miller Mathis and COSCO	5,152,501
Additional paid-in-capital related to acquisition of COSCO	2,491,261
Issuance of restricted stock to former equity holders of COSCO	1,413
Issuance of restricted stock to employees	1,537

Non-GAAP Financial Measures

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months and year ended December 31, 2008. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP measures is that GAAP accounting does in fact reflect the underlying financial results of the Company’s business. Therefore, management believes that the GAAP measures as well as the corresponding non-GAAP measures of the Company’s financial performance should be considered together.

(in thousands)
	For the Three Months
	Ended	For the Year Ended
	December 31, 2008	December 31, 2008
Net cash provided by (used in) operating activities:	$4,797	$(11,051)
Adjustments:
Reclassification of restricted cash	(2,607)	3,371
2007 bonus paid in 2008	--	6,141
2008 bonus paid in 2009	(2,768)	(2,768)
One-time professional fees (a)	497	1,669
Acquisition payments recorded as compensation (b)	--	3,100
Aceras Start-up Expenses (c)	533	933
Non-GAAP net cash provided by operating activities	452	1,395

(a) The non-GAAP adjustment represents non-recurring professional and consulting fees due to the change in our independent accounting firm which was effected in August 2008 and an ongoing arbitration proceeding;

(b) The non-GAAP adjustment represents the issuance of forgivable loans to certain global capital markets employees as a retention vehicle;

(c) The non-GAAP adjustment represents start-up expenses related to the formation and operation of Aceras BioMedical LLC.

A reconciliation of the Company’s fourth quarter and year-ended December 31, 2008 GAAP net loss to its fourth quarter and year-ended December 31, 2008 non-GAAP net loss is set forth below (in millions):

Net loss for the three months ended December 31, 2008	$(41.7)

Exclusion of non-cash principal transaction losses	16.9
Exclusion of the non-cash expense associated with the charge-off of goodwill and other
intangible assets	20.7

Non-GAAP net loss for the three months ended December 31, 2008	$(4.1)

Net loss for year-ended December 31, 2008	$(37.4)

Exclusion of non-cash principal transaction losses	13.0

Exclusion of the non-cash expense associated with the charge-off of goodwill and other
intangible assets	21.7

Non-GAAP net income for the year ended December 31, 2008	$(2.7)

The Company calculates loss per share in accordance with FASB Statement No. 128, Earnings per Share. Basic loss and diluted loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the period.

The following table sets forth the Company’s GAAP basic and diluted weighted average shares outstanding and its GAAP basic and diluted loss per share for the fourth quarter and year ended of 2008, after applying the adjustments described above:

	For Three Months
	Ended	For Year-Ended
	December 31,	December 31,
	2008	2008
Weighted average shares used in computation of loss per share:
Basic (in thousands)	33,824	33,375
Diluted (in thousands)	33,824	33,375

Loss per share:
Basic	$(1.23)	$(1.12)
Diluted	$(1.23)	$(1.12)

Non-GAAP loss per share:
Basic	$(0.12)	$(0.08)
Diluted	$(0.12)	$(0.08)